Exhibit 10.47
EXECUTION COPY
RESTRICTED STOCK AGREEMENT
          THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) dated as of January 29, 2009, by and between Frederick’s of Hollywood Group Inc., a New York corporation (the “Company”), and Thomas Lynch (the “Employee”).
          WHEREAS, on January 29, 2009, pursuant to the terms and conditions of the Company’s 2000 Performance Equity Plan (the “Plan”), the Board of Directors of the Company (the “Board”) authorized the issuance to the Employee, effective on the date hereof, of 100,000 shares of the authorized but unissued common stock of the Company, $.01 par value (“Shares”), conditioned upon the Employee’s acceptance thereof upon the terms and conditions set forth in this Agreement and subject to the terms of the Plan; and
          WHEREAS, the Employee desires to acquire the Shares on the terms and conditions set forth in this Agreement and subject to the terms of the Plan;
          IT IS AGREED:
     1. Grant of Shares.
          1.1 The Company hereby issues to the Employee 100,000 Shares on the terms and conditions set forth herein. Subject to Section 3 below, the Shares shall be subject to forfeiture in the event of (a) the termination of Employee’s employment or (b) if Employee does not purchase a minimum of 250,000 shares of the Company’s common stock in the open market for his own account under a Rule 10b5-1 trading plan to be entered into during the first open window period during which Employee is able to enter into a 10b5-1 trading plan in accordance with the terms of the Company’s Insider Trading Policy (the “Stock Purchase”) prior to the following dates: (i) prior to January 2, 2010, all 100,000 shares shall be subject to forfeiture even if the Stock Purchase has been completed prior to January 2, 2010, (ii) on or after January 2, 2010 and prior to January 2, 2011, 50,000 shares shall be subject to forfeiture only if the Stock Purchase has been completed prior to January 2, 2010; if the Stock Purchase has not been completed prior to such date, then all 100,000 shares shall be subject to forfeiture and (iii) on or after January 2, 2011, no shares shall be subject to forfeiture only if the Stock Purchase has been completed prior to January 2, 2011; if the Stock Purchase has not been completed prior to such date, then all 100,000 shares shall be subject to forfeiture (each a “Restriction Period” with respect to the applicable number of Shares). The Shares shall be represented by two stock certificates registered in the name of the Employee, each representing 50,000 Shares. Both certificates (“Share Certificates”) shall bear the legends set forth in Sections 6(vi) and 6(vii) of this Agreement. The Share Certificates shall be deposited with the Company, together with stock powers endorsed in blank by the Employee and signature Medallion Guaranteed, which will permit transfer to the Company of the Shares represented by each such Share Certificate that is forfeited or shall not become vested in accordance with the terms of this Agreement and the Plan.
          1.2 After issuance, the Shares shall constitute issued and outstanding shares of common stock of the Company for all corporate purposes, and the Employee shall have the right to vote such Shares, to receive and retain all cash dividends as the Board may, in its sole discretion, pay on such Shares, and to exercise all of the rights, powers and privileges of a holder of common stock with respect to such Shares, except that (a) the Employee shall not be entitled to delivery of a Share Certificate until the Shares represented by such Share Certificate vest in accordance with Section 1.3 below and (b) other than cash dividends as the Board, in its sole discretion, distributes, the Company will retain custody of all distributions (“Retained Distributions”) made or declared with respect to the Shares (and such Retained Distributions will be subject to the same restrictions, terms and conditions as applicable to the Shares) until such time, if ever, as the Shares with respect to which such Retained Distributions shall have been distributed have become vested.
          1.3 If the Employee is still an employee of the Company at the end of a Restriction Period and the Stock Purchase has been completed during the applicable Restriction Period as set forth in Section 1.1, all of the Shares that are no longer subject to forfeiture, and the Retained Distributions with respect thereto, shall vest and shall no longer be subject to forfeiture by the Employee. After the date that any Shares become vested, the Company shall instruct its transfer agent to issue and deliver to the Employee a new certificate for the Shares, which certificate shall not bear the legend set forth in Section 6(vii). If, at any time prior to the vesting of any Shares in accordance with the first sentence of this Section 1.3, the Employee’s employment with the Company is terminated for any reason, subject to the provisions of Section 3, or the Stock Purchase has not been completed in accordance with Section 1.1, then the Shares that have not then vested (and the Retained Distributions with respect thereto) shall be forfeited to the Company and the Employee shall not thereafter have any rights with respect to such Shares. In such event, the Company is authorized by the Employee to complete the stock powers to transfer the Shares to the Company and deliver the Share Certificates and stock powers to the Company’s transfer agent to return the Shares to the status of authorized but unissued shares of common stock.
          1.4 “Employment”. The Employee shall be considered to be employed by the Company pursuant to this Section 1 if the Employment Agreement dated as of January 29, 2009 between the Company and the Employee, as it may be amended from time to time (“Employment Agreement”), has not been terminated by either party.
          1.5 No Right to Employment. Nothing in the Plan or in this Agreement shall confer on the Employee any right to continue in the employ of, or other relationship with, the Company (or with any parent, subsidiary or affiliate of the Company) or limit in any way the right of the Company (or of any parent, subsidiary or affiliate of the Company) to terminate the Employee’s employment or other relationship with the Company (or with any parent, subsidiary or affiliate of the Company) at any time, with or without cause.
     2. Withholding Tax. Not later than the date as of which an amount first becomes includible in the gross income of the Employee for federal income tax purposes with respect to the Shares, the Employee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. Notwithstanding anything in this Agreement to the contrary, the obligations of the Company under the Plan and pursuant to this Agreement shall be conditional upon such payment or arrangements with the Company and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Employee from the Company.

     3. Special Vesting in Certain Circumstances. If Employee’s employment is terminated by the Company for any reason other than (i) death, (ii) Disability (as defined in the Employment Agreement) or (iii) for Cause (as defined in the Employment Agreement), or if Employee terminates his employment for Good Reason (as defined in the Employment Agreement), then all of the Shares that would otherwise have vested on each of January 2, 2010 and January 2, 2011 shall continue to vest as scheduled, provided that the Stock Purchase has been completed in accordance with Section 1.1.
     4. Nonassignability of Shares. The Shares shall not be assignable or transferable until they have vested.
     5. Company Representations. The Company hereby represents and warrants to the Employee that:
          (i) the Company, by appropriate and all required action, is duly authorized to enter into this Agreement and consummate all of the transactions contemplated hereunder; and
          (ii) the Shares, when issued and delivered by the Company to the Employee in accordance with the terms and conditions hereof, will be duly and validly issued and fully paid and non-assessable.
     6. Employee Representations. The Employee hereby represents and warrants to the Company that:
          (i) he is acquiring the Shares for his own account and not with a view towards the distribution thereof;
          (ii) he has received a copy of all reports and documents required to be filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (“Exchange Act”) within the last twenty-four (24) months and all reports issued by the Company to its shareholders;
          (iii) he understands that he must bear the economic risk of the investment in the Shares, which cannot be sold by him unless they are registered under the Securities Act of

1933, as amended (“Securities Act”), or an exemption therefrom is available thereunder; provided that he understands that the Company is under no obligation to register the Shares for sale under the Securities Act;
          (iv) in his position with the Company, he has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to clause (ii) above;
          (v) he is aware that the Company shall place stop transfer orders with its transfer agent against the transfer of the Shares in the absence of registration under the Securities Act or an exemption therefrom as provided herein;
          (vi) in the absence of an effective registration statement under the Securities Act, the certificates evidencing the Shares shall bear the following legend:
“The securities represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws and may not be sold or transferred in the absence of such registration or pursuant to an exemption therefrom under said Act and such laws, supported by an opinion of counsel, reasonably satisfactory to the Company and its counsel, that such registration is not required.”
; and
          (vii) he understands that the certificates evidencing the Shares shall also bear the following legend:
“The shares represented by this certificate have been acquired pursuant to a Restricted Stock Agreement, dated as of January 29, 2009, a copy of which is on file with the Company, and may not be transferred, pledged or disposed of except in accordance with the terms and conditions thereof.”
     7. Restriction on Transfer of Shares. Notwithstanding anything in this Agreement to the contrary, and in addition to the provisions of Section 4 of this Agreement, the Employee hereby agrees that he shall not sell, transfer by any means or otherwise dispose of the Shares acquired by him without registration under the Securities Act, or in the event that they are not so registered, unless (i) an exemption from the Securities Act registration requirements is available thereunder, and (ii) the Employee has furnished the Company with notice of such proposed transfer and the Company’s legal counsel, in its reasonable opinion, shall deem such proposed transfer to be so exempt.
     8. Miscellaneous.
          8.1 Notices. All notices, requests, deliveries, payments, demands and other communications that are required or permitted to be given under this Agreement shall be in writing and shall be either delivered personally or by private courier (e.g., Federal Express), or sent by registered or certified mail, return receipt requested, postage prepaid, to the parties at their respective addresses set forth herein, or to such other address as either party shall have specified by notice in writing to the other. Notice shall be deemed duly given hereunder when delivered or mailed as provided herein.
          8.2 Plan Paramount; Conflicts with Plan. This Agreement shall, in all respects, be subject to the terms and conditions of the Plan, whether or not stated herein. In the event of a conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall in all respects be controlling.
          8.3 Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.
          8.4 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended except in writing executed by the Employee and the Company.
          8.5 Binding Effect; Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and, to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.
          8.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to choice of law provisions.
          8.7 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.
          8.8 Section 409A. This Agreement is intended to comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). To the extent that the Shares or any payments or benefits provided hereunder are not considered compliant with Section 409A, the parties agree that the Company shall take all actions necessary to make such payments and/or benefits become compliant.
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     IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

EMPLOYEE	FREDERICK’S OF HOLLYWOOD GROUP INC.

/s/ Thomas Lynch	By:	/s/ Peter Cole

THOMAS LYNCH		Peter Cole
Executive Chairman

Address of Employee:	Address of Company:
1115 Broadway
New York, New York 10010